                   UNDERWRITING AGREEMENT




                              February 7, 1996



THE CHASE MANHATTAN CORPORATION
1 Chase Manhattan Plaza
New York, New York  10081

Dear Sirs:

       The undersigned (being herein called the "Under writers") understand that The Chase Manhattan Corporation, a Delaware corporation (the "Company"), proposes to issue and sell $200,000,000 aggregate principal amount of its 5.50% Notes Due 2001, constituting a series of Senior Debt Securities (the "Offered Securities"). The Offered Securities will be issued under the Indenture, dated as of July 1, 1986, as supplemented by a First Supplemental Indenture, dated as of November 1, 1990, and a Second Supplemental Indenture, dated as of May 1, 1991, between the Company and Bankers Trust Company, as Trustee. The terms of the Offered Securities are set forth in the Company's Registration Statement on Form S-3 (File No. 33-55295) and the Basic Prospectus dated November 23, 1994 (as defined in the Standard Provisions hereinafter referred to), as supplemented by a Prospectus Supplement dated February 7, 1996.

      All the provisions (including defined terms) contained in the document entitled "The Chase Manhattan Corporation Senior/Subordinated Debt Securities and Warrants Underwriting Agreement Standard Provisions (November 1994)" (the "Standard Provisions") attached hereto are incorporated by reference herein in their entirety and shall be deemed to be part of this Agreement to the same extent as if such provisions had been set forth in full herein.

      The Delivery Date referred to in Paragraph 4 of the Standard Provisions shall be 10:00 A.M., New York City time, on February 12, 1996. Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of Offered Securities set forth opposite their names in Exhibit A hereto at a purchase price of 99.29 per cent of their principal amount, plus accrued interest, if any, on the Offered Securities from February 12, 1996 to the Delivery Date.

      In accordance with Clause (e) of Paragraph 6 of the Standard Provisions, the Underwriters hereby confirm that the following
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statements  with  respect  to the  public  offering  of  the
Offered Securities are correct and were furnished to the Company by or on behalf of the Underwriters for use in the Registration Statement and the Prospectus:

           (i) The first sentence of the second to last paragraph of text on the cover page of the Prospectus
     Supplement, concerning the terms of the offering by the Underwriters;

           (ii) The first paragraph on page S-2 of the Prospectus Supplement, concerning stabilization and over-allotment by the Underwriters;

           (iii)  The  second paragraph of  text  under  the
     caption  "Underwriting"  in the Prospectus  Supplement,
     concerning   the   terms  of  the   Offering   by   the
     Underwriters; and

          (iv) The third sentence of the third paragraph of text under the caption "Underwriting" in the Prospectus
     Supplement, concerning the Underwriters' intention to make a market in the securities.

          With respect to the Offered Securities, Section
9(g) of the Standard Provisions is amended to read, in its entirety, as follows:

     "(g) At the Delivery Date, Price Waterhouse shall have furnished to the Representatives a letter, dated as of the Delivery Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations of the Commission thereunder, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five business days prior to the date of such letter), the conclusions and findings of such firm as to such financial information and other matters as the Representatives shall reasonably request."

      The Underwriters will offer the Offered Securities for sale upon the terms and conditions set forth in the Prospectus.

     The Underwriters will pay for the Offered Securities at the time and place and in the manner set forth in the Standard Provisions.
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      Please  confirm your agreement by having an authorized
officer sign a copy of this Agreement in the space set forth below and returning a signed copy to us.

                              Very truly yours,


                              CHASE SECURITIES, INC.
                              CHEMICAL SECURITIES INC.
                              MORGAN STANLEY & CO.
                                     INCORPORATED
                              UBS SECURITIES INC.

                              By: CHASE SECURITIES, INC.



                              By:/s/  Suzette Sands
                                 --------------------
                                 Name: Suzette Sands
                                 Title: Managing Director

Accepted:

THE CHASE MANHATTAN CORPORATION



By: /s/ Richard J. Canty
    ---------------------
    Name: Richard J. Canty
    Title: Executive Vice President
              and Treasurer


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                              Exhibit A



                                                 Principal Amount
Name                                        Of Offered Securities

CHASE SECURITIES, INC.                            $50,000,000
CHEMICAL SECURITIES INC.                           50,000,000
MORGAN STANLEY & CO. INCORPORATED                  50,000,000
UBS SECURITIES INC.                                50,000,000
                                                   ==========
                                          Total  $200,000,000


















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